Exhibit 10.15
FORBRIGHT, INC.
2026 OMNIBUS INCENTIVE PLAN
DIRECTOR DEFERRED RESTRICTED STOCK UNIT GRANT NOTICE
Forbright, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), hereby agrees to grant [●] (the “Participant”) this award of Restricted Stock Units as set forth below (the “Award”), in respect of the Participant’s quarterly cash retainers for service as a Non-Employee Director of the Board for fiscal year [2026] pursuant to the Company’s Non-Employee Director Compensation Policy and the Company’s Non-Employee Director Deferred Compensation Plan (“Deferred Compensation Plan”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Director Deferred Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “RSU Award Agreement”), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the RSU Award Agreement will have the same definitions as in the Plan or the RSU Award Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.
Date of the Grant Notice: [●]
Deferred Annual Cash Retainer Amount: $[●]
Crediting of Restricted Stock Units:
1.Quarterly Crediting Dates; Vesting Terms. The Restricted Stock Units shall be credited to Participant’s account on each date on which a quarterly installment of the Deferred Annual Cash Retainer Amount would otherwise be payable to Participant in cash (each, a “Crediting Date”), with the number of Restricted Stock Units credited on each Crediting Date determined in accordance with Section 1 of the RSU Award Agreement. All Restricted Stock Units credited hereunder shall be fully vested upon crediting. Notwithstanding the foregoing, Restricted Stock Units shall not be credited on any Crediting Date unless Participant is serving as a member of the Board on such Crediting Date.
2.Compliance with Law. Notwithstanding anything herein to the contrary, (a) neither the Company nor any of its Affiliates shall be obligated to make any payment or provide any benefit under this Grant Notice and the RSU Award Agreement to the extent such payment or benefit is inconsistent with, or limited by, any applicable law, regulation, or directive of any governmental entity, including, among other things, Part 359 of the regulations of the Federal Deposit Insurance Corporation, and (b) any payments or benefits hereunder shall be conditioned on the Company or its Affiliates receiving any regulatory approval, consent, or non-objection to the extent required by any applicable law, regulation, or directive of any governmental entity in connection therewith.

Additional Terms/Acknowledgments: The Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the RSU Award Agreement and the Plan. The Participant further acknowledges that as of the date of the Grant Notice, this Grant Notice, the RSU Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations on the terms of this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
By accepting this Award, the Participant acknowledges having received and read the Grant Notice, the RSU Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. The Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system maintained by the Company or a third-party designated by the Company.
[Signature Page Follows]
2

ACKNOWLEDGED AND AGREED TO BY:

Forbright, Inc.	Participant

By:	By:

Name:	Name: [●]

Title:	Date:

Date:
3

EXHIBIT A
FORBRIGHT, INC.
2026 OMNIBUS INCENTIVE PLAN
DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Director Deferred Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Director Deferred Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), Forbright, Inc., a Delaware corporation (the “Company”), has granted the Participant an award of Restricted Stock Units as indicated in the Grant Notice (the “Award”) under its 2026 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). The Restricted Stock Units subject to the Award will be credited to the Participant on each Crediting Date in accordance with and subject to Section 1 of the RSU Award Agreement. This Award constitutes a single award in respect of the Deferred Annual Cash Retainer Amount, with Restricted Stock Units credited quarterly as set forth herein. If there is any conflict between the terms in this RSU Award Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this RSU Award Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice.
The details of the terms and conditions of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Crediting and Vesting of Restricted Stock Units. On each Crediting Date, the Company shall credit to the Participant’s account a number of Restricted Stock Units equal to the quotient obtained by dividing (a) the quarterly installment of the Deferred Annual Cash Retainer Amount payable on such Crediting Date by (b) the closing price of a share of Common Stock on The Nasdaq Stock Market on such Crediting Date (or on the trading day preceding such Crediting Date if such Crediting Date is not a trading day), rounded to the nearest whole Share. All Restricted Stock Units credited hereunder shall be fully vested upon crediting. No Restricted Stock Units shall be credited on any Crediting Date unless the Participant is serving as a member of the Board on such Crediting Date. If the Participant ceases to serve as a member of the Board prior to a Crediting Date, no Restricted Stock Units shall be credited on or after the date of such cessation, but all Restricted Stock Units previously credited to the Participant’s account shall remain outstanding and shall be settled in accordance with Section 2.
2.Settlement of Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one Share, upon the satisfaction of the terms and conditions set forth in Grant Notice, the RSU Award Agreement and the Plan. Subject to the provisions of Section 7, any Restricted Stock Units credited hereunder will be settled by delivery of whole Shares within thirty (30) calendar days following the designated payment date set forth in the deferral election validly made in accordance with the terms of the Deferred Compensation Plan.
3.Tax Withholding. The Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes, if any, to be withheld and applied to the tax obligations as determined by the Company; provided that, with the approval of the Administrator, the Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to the Award as determined by the Company, including, with the approval of the Administrator, by allowing the Participant to engage in broker-assisted cashless settlement procedures (including sales in open market transactions) to generate an amount of net proceeds (after deducting commissions) not exceeding the applicable taxes to be withheld and directing such proceeds to the Company to be applied to the tax obligations as determined by the Company.
4.Voting and Other Rights. Unless and until Shares are issued in respect of the settlement of the vested Restricted Stock Units, the Participant shall have no rights of a stockholder with respect to the Shares subject to the Restricted Stock Units (including any right to vote and any right to receive distributions or dividends).
5.RSU Award Agreement and Grant Notice Subject to Plan. This RSU Award Agreement and the Grant Notice are made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and are intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement, the Grant Notice and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this RSU Award Agreement, the Grant Notice and the Restricted Stock Units shall be final and conclusive.
6.No Rights to Continuation of Service. Nothing in the Plan, this RSU Award Agreement or the Grant Notice shall confer upon the Participant any right to continue in the Service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s Service at any time for any reason whatsoever, with or without Cause.
7.Compliance With Section 409A of the Code. The Award and the payments and benefits under the Grant Notice and the RSU Award Agreement are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Grant Notice and the RSU Award Agreement shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, (i) to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated service with the Company for purposes of the Grant Notice and the RSU Award Agreement and no payment shall be due to the Participant under the Grant Notice and the RSU Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code; and (ii) to the extent that any distribution or payment that is distributable or payable upon a “separation from service” would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the distribution or payment shall instead be made on the first business day after the date that is six (6) months following such “separation from service” (or upon the Participant’s death, if earlier). Any payments described in the Grant Notice and the RSU Award Agreement that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Each amount to be paid or benefit to be provided under the Grant Notice and the RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to the Participant with respect to any deferred amounts, provided that such distributions meet the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in the Grant Notice and the RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
8.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to the Participant of the Restricted Stock Units and shall not be liable to the Participant for any adverse tax consequences to the Participant arising in connection with the Restricted Stock Units. The Participant is hereby advised to consult with the Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of the Restricted Stock Units and by signing the Grant Notice, the Participant has agreed that the Participant has done so or knowingly and voluntarily declined to do so. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this RSU Award Agreement and the Grant Notice.
9.Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Participant under this RSU Award Agreement or the Grant Notice may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the

Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
10.Governing Law. This RSU Award Agreement and the Grant Notice shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
11.RSU Award Agreement and Grant Notice Binding on Successors. The terms of this RSU Award Agreement and the Grant Notice shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
12.No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement or the Grant Notice, this RSU Award Agreement, the Grant Notice and any rights granted herein and thereunder shall not be assignable by the Participant, except with the prior written consent of the Administrator.
13.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement and the Grant Notice, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
14.Severability. Should any provision of this RSU Award Agreement or the Grant Notice be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement or the Grant Notice, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement and the Grant Notice. Moreover, if one or more of the provisions contained in this RSU Award Agreement or the Grant Notice shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
15.Entire Agreement. This RSU Award Agreement, the Grant Notice and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, express or implied, with respect to the subject matter hereof.
16.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by the Company and the Participant hereto. Notwithstanding the foregoing, this RSU Award Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this RSU Award Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting the Participant’s rights hereunder may be made without the Participant’s written consent. Without limiting the foregoing, the Administrator reserves the right to prospectively or retroactively, change, by written notice to the Participant, the provisions of this RSU Award Agreement in any way it may deem necessary or advisable for the purpose of complying with any applicable law, government regulation or stock exchange listing requirement.
* * *
This RSU Award Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Company and the Participant of the Grant Notice.
5